Exhibit 10.5

 (ACQUISITION PURCHASE AGREEMENT)

(China.Holdings,.Inc.)
Party A: China Holdings, Inc. (USA)
Party B:  Tong Ren Kaiyu Minerals Co. Ltd.

After Party A to Party B's 3 minerals properties/mines' survey & investigations. ALSO REVIEWED PARTY B'S LEGAL DOCUMENTS, BOTH PARTIES AND SHAREHOLDERS HAVE AGREED TO REACH AN AGREEMENT (ACQUISITION PURCHASE AGREEMENT)

CORPORATION BASIS 20, 20006 - 2007

PARTY A, AFTER SIGNED/EXECUTED THIS ACQUISITION PURCHASE AGREEMENT IN 20 DAYS TO PROVIDE PARTY B WITH SOME LEGAL DOCUMENTS AND ALSO ENSURE ALL THE LEGAL DOCUMENTS ARE LEGALLY FULLY ACCURATELY (PARTY B has provide with some legal documents and will also provide to PARTY A with FINANCIAL STATEMENTS: 2006- 2007).

Party A's legal documents list to Party B: delivery to Party B in 20 days/business days from October 27, 2007.

1.	Corporate Certificate/License
2.	Corporate Registration Certificate
3.	Corporate Tax Re
4.	Corporate Financial Statement 2006- 2007
5.	BOARD RESOLUTION FOR THIS ACQUISITION PURCHASE AGREEMENT/DEAL
6.	NASD/SEC APPROVAL DOCUMENTS : ABOUT CHHL.OB BECAME PUBLIC TRADING ON APRIL18 2005;
7.	US/SEC/NASD LEGAL DOCUMENTS ABOUT OTCBB US PUBLIC TRADING COMPANIES;
8.	THIS ACQUISITION TRANSACTION COMPLETION PROCESSING: HOW: PARTY A’S SHARES/CASH PAYMENTS TO PARTY B AND HOW: TRANSFER SHARES OF THE PARTY B TO PARTY A
9.	LEGALLY APPROVAL THAT PARTY A’S STOCKS TO PARTY B FOR THIS ACQUISITION PURCHASE AGREEMENT ARE “ COMMON STOCKS” : NOT AS PART OF FUNDS (CHINA CONCEPTS)

COORPORATION TERMS

PARTY A WILL PAY FOR A TOTAL OF 300 MILLIONS RMB AS THE TOTAL ACQUISITION PURCHASING PRICE TO PURCHASE 100% OF PARTY B’S COMPANY’S SHARES AND ALSO INCLUDE ALL ITS’ OWNED ASSETS: ALL THE MINES/MINERALS PROPERTIES. PAYMENTS FROM PARTY A TO PARTY B AS FOLLOWING: 1. 100 MILLIONS RMB WILL BE PAID IN CASH TO PARTY B./SHAREHOLDERS; 2.  50 MILLIONS RMB WILL BE PAID AS CHHL.OB’S COMMON STOCKS AS VALUED AT 0.05 PER COMMON; 3. FINAL 150 MILLIONS RMB WILL BE PAID AS CHHL.OB’S COMMON STOCKS AT CLOSING DAYS AVERAGE: 5 DAYS’ BEFORE & 5 DAYS AFTER THE “ TRANSACTION CLOSING

PARTY A‘S ACQUISITION：TO PURCHASE THE PARTY B’S ASSETS ARE INCLUDE WITH

1.	TONG REN KAI YU MINENRALS CO。 LTD。‘S 2 MINING EXPLORATION LICENSES
2.	TONG REN Shi BaHuangZhen NeShao Pb-Zn-P Minerals Plant‘S 2 MINING LICENSES FOR MINERALS PRODUCTIONS)
3.	Gui Zhou FuRuiDe MINERALS CO., LTD.‘S MINING EXPLORATION LICENSE

PARTY B HAS PROVIDED TO PARTY A WITH THE ABOVE 3 MINERALS PROPERTIES/MINERALS DEPOSITS/VALUES: AS ATTACHED DOCUMENT AS "TONG REN AND JAING KO MINE'S MINERALS/DESPOSITS/VALUES REPORT (AS ATTACHED). FINAL MINERALS DEPOSITS AND VALUES WILL BE DETERMINED AFTER PARTY A'S FURTHER "MINERALS/MINING FEASIBILITIES STUDY REPORT).

PARTY B LEGALLY PROVIDE TO PARTY A WITH LEGAL EXCLUSIVE/FIRST REFUSAL RIGHTS FOR THIS ACQUISITION.
PARTY B LEGALLY  PROVIDE TO  PARTY A   WITH   LEGAL EXCLUSIVE/FIRST REFUSAL RIGHTS  FOR  THIS  ACQUISITIO
EXECUTION PROCESSING

1.	PARTY A WILL PROVIDE PARTY B WTH ALL THE DOCUMENTS AS REQUESTED IN 20 BUSINESS DAYS AFTER SIGNED/EXECUTED THIS ACQUISITION PURCHASING AGREEMENT.
2.	IN 30 DAYS, PARTY B WILL PROVIDE TO PARTY A WITH FINANCIAL STATEMENT: 2006 - 2007; PARTY B ENSURE LEGALLY: THERE IS NO DEBS/LIABILITIES/NO LITIGATIONS/NO BANK LOANS AT ALL.
3.
PARTY A IN 30 DAYS WILL LEGALLY COMPLETE FOR ISSUING PARTY B WITH A TOTAL OF 7 MILLIONS COMMON STOCKS AS THE SECURITIES DEPOSITS BOTH PARTIES AGREE TO SIGN/EXECUTE FURTHER "ACQUISITION TRANSACTION AGREEMENT "ON THE DELIVER DAY IF PARTY A GIVEUP FOR THE ACQUISITION, THEN, PARTY B ALLOW TO KEEP FOR THE 7 MILLIONS COMMON STOCKS OF PARTY A; IF PARTY B DO NOT COMPLETE ITS OBLIGATION FOR THIS ACQUISITION, THEN, PARTY A LEGALLY CAN LOCK THE 7 MILLION COMMON STOCKS DEPOSITS FOR NOT-FREE TRADING UNTIL CERTAIN TERMS FULFILLED.

4.
IN  45  DAYS: PARTY A  WILL START  TO DO THE DUE DILLIGENCE: INCLUDE : LEGAL, AUDITED FINANCIAL STATEMENTS, AND MINING FEASIBILITIES STUDIES TO ENSURE PARTY B/ASSETS/MINES/MINERALS PROPERTIES’ LEGAL , RESOURCES, AND FINANCIAL/DEBTS/LIABILITIES, ETC.

5.
PARTY A IN 60-90  DAYS TO COMPLETE  THE DUE DILLIGENCE ON PARTY B: LEGALLY AND AUDITED FINANCIAL STATEMENTS. UPON THE LEGAL/FINANCIAL DUE DILLIGENCE COMPLETION, PARTY A AGREES TO PAY FOR PARTY B WITH 33,000,000 RMB in cash and also CHHL.OB stocks valued as 67,000,000 RMB. At the mean time, Party B will legally transfer for 33.3% of the shares of party B & it’s 3 minerals properties/mines/mining licenses: along with CHINESE GOVERNMENT’S APPROVAL;

6.
Party A in 90 – 180  days approximately to complete the MINING FEASIBILITIES STUDIES ON PARTY B’S 3 MINERALS PROPERTIES/3 MINES. Upon  the completion, Party A agrees to pay for party B with 67,000,000 RMB in cash plus CHHL.OB common stocks as the values as 133,000,000 RMB; at the mean time, Party B will legally transfer for 66.7% of the shares of party B & it’s 3 minerals properties/mines/mining licenses: along with CHINESE GOVERNMENT’S APPROVAL;

7.	INFORMATION/DOCUMENTS TRANSFER WORKS

Later Stage investments. UPON THE FINAL TRANSACTION  COMPLETION FOR THIS ACQUISITION, PARTY A WILL RESPONSIBLE FOR FURTHER PROJECTS/MINES DEVELOPMENT INVESTMENTS/CAPITALS.

LATER STAGE MANAGEMENT: IF PARTY A NEED/REQUEST, PARTY B WILL ASSIST TO MANAGE THESE MINERALS PROPERTIES/COMPANIES, ETC.

EFFECTIVE: IF IN NO.4: PARTY A DID.DO NOT FOLLOW UP THE TERMS, THEN, IT WILL BECOME IN-EFFECTIVE;

ALL THE PROCESSING/TRANSACTIONS HAVE TO BE LEGALLY FOLLOW UP CHINA LAWS AND REGULATIONS.

PROCEDURES/APPROVAL. SINCE PARTY A IS FOREIGN ENTITY, PARTY A WILL BE REPORTING TO CHINESE GOVERNMENT FOR LEGAL APPROVAL FOR THE ACQUISITION TRANSACTIONS. IF DUE TO GOVERNMENT POLICIES, THEN PARTY A WILL TAKE ITS’ OWN RESPONSIBILITIES.

TAX: BOTH PARTIES WILL TAKE CARE ITS OWN TAX RESPONSIBILITIES AND FOLLOW UP CHINA TAX LAWS AND REGULATIONS.

BEFORE THE TRANSACTION COMPLETION, PARTY A’S DUE DILLIGENCES/ALL THE EXPENSES WILL BE RESPONSIBLE BY PARTY A ITSELF.

IN THE PROCESSING WHEN PARTY A PAY TO PARTY B FOR THE TOTAL 300 MILLION RMB’S PROCESSING: PARTY A PURCHASED PARTY B AND IT’S ASSETS: 3 MINES/MINERALS PROPERTIES/MINING LICENSES/EXPLORATIONS LICENSES WILL BE PROPTIONALLY TRANSFER THE “ SHARES/OWNERSHIP” FROM PARTY B TO PARTY A; UPON THE PAYMENT COMPLETION: ALL 100% OWNERSHIP OF PARTY B/ IT’S ASSETS: 3 MINES/MINERALS PROPERTIES/MINING LICENSES/EXPLORATIONS LICENSES WILL BE FULLY LEGALLY TRANSFERRED TO PARTY A.

NOT-FULFIL TERMS: RESPONSIBILITIES

PARTY A: IF NOT FULFIL ITS RESPONSIBLITIES IN THIS ACQUISITION AGREEMENT ( NO.4): THEN PARTY B CAN KEEP FOR THE 7 MILLIONS COMMON STOCKS SECURITIES DEPOSITS: PARTY A CAN’T LEGALLY STOP THE STOCKS BECOME FREE TRADING; IF PARTY B DID/DO NOT FOLLOW UP THE TERMS. THEN PARTY B HAS TO RETURN TO PARTY A FOR THE 7 MILLIONS COMMON STOCKS: PARTY A HAS LEGAL RIGHTS TO STOP/LEGALLY LOCK ALL THESE 7 MILLIONS COMMON STOCKS DESPOSIT AS : NON-TRADING/LEGAL RESTRICTION.

IN THE PROCEING, IF ANY PARTIES DID/DO NOT FOLLOW UP CHINA LAWS/REGULATIONS, EACH PARTY HAS TO TAKE ITS OWN RESPONSIBILITIES.

ARBITRATION: IF THERE IS ANY DIPUTE, THE ARBITRATION WILL BE HOLD IN BEIJING COURT
ANY UN-DETERMINED TERMS, BOTH PARTIES CAN DISCUSSED TO RESOLVE.
THIS ACQUISITION PURCHASE AGREEMENT HAVE 4 ORIGINAL COPIES AND BOTH PARTY HAVE 2 ORIGINAL COPIES AGREEMENT.

PARTY A: (China Holdings, Inc.)	PARTY B:
CEO/JULIANNALU	CEO/LVBENHAI
AUTHORIZED	AUTHORIZED
SIGNED/SEALED	SIGNED/SEALED

101 Convention Center Drive, Suite700	CHINA GUIZHOU TONG REN BAI HUANG ZHENG.
Las vegas,NV89107-2001USA

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DATE: OCT27 2007	DATE: OCT27 2007